                                                                 EXHIBIT 10.14


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                   FISCAL COURT OF HENDERSON COUNTY, KENTUCKY

                                       and


                       THE FIRESTONE TIRE & RUBBER COMPANY




                                ---------------
                                LEASE AGREEMENT
                                ---------------




                          Dated as of February 1, 1974


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                               TABLE OF CONTENTS


                               -----------------

                                                                            PAGE

Parties ...................................................................   1

                                    ARTICLE I

                     DEFINITIONS, ACQUISITION, CONSTRUCTION
                          AND FINANCING OF THE PROJECT

SECTION 1.1      Definitions ..............................................   3
        1.2      Lease of Property ........................................   5
        1.3      Acquisition and Construction of Project ..................   5
        1.4      Completion by Company ....................................   7
        1.5      Issuance of Bonds ........................................   7
        1.6      Title Insurance ..........................................   8
        1.7      Project Manager ..........................................   8

                                   ARTICLE II

                  DURATION OF LEASE TERM AND RENTAL PROVISIONS

SECTION 2.1      Duration of Lease Term ...................................  10
        2.2      Rental Provisions; Assignment of Rent ....................  10
        2.3      Obligation of Company Unconditional ......................  12
        2.4      Redemption of Bonds ......................................  14
        2.5      Prepayment of Rent .......................................  14

                                   ARTICLE III

                        MAINTENANCE, TAXES AND INSURANCE

SECTION 3.1      Maintenance, Alteration. and Improvements ................  15
        3.2      Removal of Property of the Project .......................  17
        3.3      Waxes, Assessments and Charge. ...........................  18
        3.4      Insurance ................................................  19

                                   ARTICLE IV

                    PROVISIONS RESPECTING DAMAGE, DESTRUCTION
                                AND CONDEMNATION

                                                                            PAGE

SECTION 4.1      Damage or Destruction ....................................  21
        4.2      Condemnation .............................................  21

                                    ARTICLE V

                              PARTICULAR COVENANTS

SECTION 5.1      Dissolution, Bankruptcy or Merger of Company .............  22
        5.2      Indemnity ................................................  23
        5.3      Compensation and Expense of Trustee ......................  24
        5.4      Retention of Title to Project; Grant of
                 Easements; Release of Certain Land .......................  25
        5.5      County's Authority; Covenant of Quiet
                 Enjoyment ................................................  26

                                   ARTICLE VI

                                    REMEDIES

SECTION 6.1      Default by Company .......................................  27
        6.2      Re-Letting of Project ....................................  29
        6.3      Remedies Cumulative ......................................  29

                                   ARTICLE VII

                                     OPTIONS

SECTION 7.1      Option to Purchase .......................................  31
        7.2      Conveyance on Exercise of Option to
                 Purchase .................................................  31
        7.3      Option to Renew ..........................................  32

                                  ARTICLE VIII

                                  MISCELLANEOUS

                                                                            PAGE

SECTION 8.1      REsolution; Amendment ....................................  33
        8.2      Force Majeure ............................................  33
        8.3      Assignment or Sublet .....................................  35
        8.4      Benefit of and Enforcement by Bondholders ................  35
        8.5      Amendments ...............................................  35
        8.6      Notices ..................................................  35
        8.7      Prior Agreements Superseded ..............................  36
        8.8      Severability .............................................  36
        8.9      Effective Date of Lease Agreement;
                 Counterparts .............................................  36
        8.10     Recording ................................................  36
        8.11     Members Not Personally Liable ............................  37
        8.12     Kentucky Law Governs .....................................  37

Acknowledgement of Lessor .................................................  39
Acknowledgement of Lessee .................................................  40
Exhibit A .................................................................  41

                                LEASE AGREEMENT

            THIS LEASE AGREEMENT, made and entered into as of this first day of February, 1974. by and between the FISCAL COURT OF HENDERSON COUNTY, KENTUCKY (the "County"), party of the first part, and THE FIRESTONE TIRE & RUBBER COMPANY (the "Company"), a corporation organized and existing under and by virtue of the laws of the State of Ohio. with its principal office at 1200 Firestone Parkway, Akron, Ohio, party of the second part;

                             W I T N E S S E T H:

            WHEREAS, the County is located in an area of increasing unemployment; and

            WHEREAS, the County proposes to relieve this condition of unemployment, to aid in the rehabilitation of returning veterans and to encourage the increase of industry in the Commonwealth of Kentucky by acquiring and constructing an industrial plant and related facilities, including necessary land therefor, for the manufacture of rims, wheels and other metal products (the "Project"), and thereupon to lease the same to the Company: and

            WHEREAS, in furtherance of said objectives the County has determined to proceed with the aforesaid acquisition and construction of the Project and the leasing of the same by the County to the Company, and has authorized the Company and the appropriate County officials to proceed with all necessary preliminary operations; and

            WHEREAS, it is desirable that the Company, rather than the County, arrange for the construction of the Project in order to insure that the same will conform to the requirements of the Company, for whose use it is to be designed; and

            WHEREAS, the estimated total cost of the Project is $15,000,000, $1,000,000 of which is to be provided by the issuance of revenue bonds of the County with the remainder of such cost to be paid by the Company, and

            WHEREAS, the County has adopted on February , 1974 a resolution authorizing the issuance of $1,000,000 Industrial Building Revenue Bonds (Firestone Project) for the purpose of financing its agreed to portion of the cost of the Project; and

            WHEREAS, the County and the Company each has full right and lawful authority to enter into this Lease Agreement and to perform and observe the provisions hereof on its part to be performed and observed;

            NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed,

                                    ARTICLE I

                     DEFINITIONS; ACQUISITION, CONSTRUCTION
                          AND FINANCING OF THE PROJECT

            SECTION 1.1. Definitions. In addition to the words and terms elsewhere defined in this Lease Agreement, the following words and terms as used in this Lease Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent:

            "Bonds" means the $1,000,000 Industrial Building Revenue Bonds (Firestone Project) of the County.

            "Bonds Fund" means the Bond Fund created and established for the Bonds pursuant to the Resolution.

            "Building" means that certain building and all other structures and facilities forming a part of the Project and not constituting part of the Leased Equipment or the fixtures, machinery, equipment, other personal property, facilities and improvements, title to which has been retained by the Company pursuant to Section 3.1 hereof.

            "Company" means The Firestone Tire & Rubber Company, an Ohio corporation, or any corporation which is the surviving, resulting or transferee corporation in any merger, consolidation or transfer of assets permitted under this Lease Agreement.

            "Construction Fund" means the Construction Fund created and established by the Resolution, to be used for the purpose of paying costs of constructing and acquiring the Project.

            "County" means Henderson County, Kentucky and any successor to the duties and functions of said County.

            "Lease Agreement" means this Lease Agreement and any amendments changes or modifications hereto.

            "Lease Term" means the duration of the leasehold estate created in this Lease Agreement as specified in Section 2.1 hereof.

            "Leased Equipment" means the machinery, equipment and related property acquired and installed in the Building or elsewhere on the Leased Land, and any replacements, additions end improvements thereto, but shall not include
(i) fixtures, machinery, equipment, other personal property, facilities and improvements, title, to which has been retained by the Company pursuant to
Section 3.1 hereof, (ii) fixtures, machinery, equipment, other personal property, fixtures and improvements removed by the Company from the Project pursuant to Section 3.2 hereof, or (iii) raw material, in-process products or finished goods.

            "Leased Land" means the real estate more fully described in Exhibit A attached hereto, together with all appurtenances thereto, and all right, title and interest of the County, as lessor, in and to the portion of such roads, streets and ways which bound said premises.

            "Project" means the Leased Land, the Building and the Leased Equipment.

            "Project Manager" means the project manager who at the time shall have been designated as such in or pursuant to the provisions of Section 1.7 hereof.

            "Resolution" means the Bond Resolution authorizing $1,000,000 Industrial Building Revenue Bonds (Firestone Project) adopted by the Fiscal Court of the County on February 25, 1974, as the same may be amended or supplemented from time to time in accordance with the provisions thereof.

            "Trustee" means Third National Bank in Nashville, as Trustee under the Resolution, and its successors as such Trustee.

            SECTION 1.2. Lease of Property. The County agrees to lease to the Company, and the Company agrees to lease from the County, for and during the Lease Term and upon and subject to the terms and conditions hereinafter set forth, the Leased Land, the Building and the Leased Equipment.

            SECTION 1.3. Aquisition and Construction of Project. As promptly as practicable after receipt of the proceeds of sale of the Bonds referred to in
Section 1.5 hereof, the County will, subject to the provisions of Section 1.4 hereof, cause the Building to be constructed on the Leased Land, substantially in accordance with plans and specifications therefor prepared or to be prepared by the Company, and cause the Leased Equipment to be acquired and installed in the Building as shall from time to time be specified in written orders by the Company. All contractors, materialmen, vendors, suppliers and other companies, firms or persons furnishing labor, services or materials for or in connection with the Project shall be designated by the Company.

            In order to accomplish the purposes of the County, and to assure the construction of the Project in conformity with the requirements of the Company as lessee, the Company agrees and undertakes to proceed with the preparation of the site and the construction of the Project, subject to reimbursement from the proceeds of the Bonds of the County (but only to the extent Bond proceeds are available therefor) in the manner and to the extent herein and in the Resolution provided. The County Judge and appropriate County officials under his direction shall establish procedures for the supervision of construction through the Project Manager. Payments from the Construction Fund established under the Resolution for the cost of construction of the Project shall be made as provided in the Resolution. It is recognized that in order for the Project to fulfill the public purpose of providing employment for citizens of the area in which the County is located and thereby promote the general welfare of the County and the Commonwealth of Kentucky, it is necessary for the construction of the Project to conform to the specific requirements of the Company, as lessee. Inasmuch as the Company is better able than the County to judge which facilities will be most suitable for its operations, and such judgments must be made as construction progresses, the County has requested the Company to undertake the letting of contracts necessary for the construction of the Project in accordance with the laws of Kentucky and the Company agrees thereto.

            SECTION 1.4. Completion by Company. It is hereby recognized by the parties hereto that the proceeds of the Bonds will not be sufficient to pay the total cost of the Project. The Company hereby agrees that it shall pay the portion of the cost of the Project as may be in excess of the moneys therefor in the Construction Fund and shall not be entitled to any reimbursement therefor from the County or from the Trustee or from the holders of any of the Bonds, nor shall it be entitled to any diminution of the rents payable under this Lease Agreement.

            SECTION 1.5. Issuance of Bonds. The County will sell and deliver the Bonds in the principal amount of $1,000,000 under and pursuant to the Resolution. The proceeds of sale of the Bonds remaining after the deposit in the Bond Fund established under the Resolution of an amount equal to the accrued interest, if any, paid by the purchasers of the Bonds shall be deposited in the Construction Fund established under the Resolution and applied to the costs of acquisition and construction of the Project in accordance with the provisions of the Resolution. Pending application, amounts in the Construction Fund and the Bond Fund may be invested as provided in Section 606 of the Resolution. The Company shall not request any investment of such amounts which would be in violation of the covenant of the County contained in Section 607 of the Resolution.

            SECTION 1.6. Title Insurances The County has or will obtain title insurance in the total amount of $1,000,000. Such title insurance shall be maintained during the Lease Term. The proceeds of such insurance shall be paid to the Trustee for deposit in the Bond Fund under the Resolution.

            SECTION 1.7. Project Manager. Arlin H. Greber is hereby designated as the Project Manager for the purpose of taking all actions and making all certificates required to be taken and made by the Project Manager under the provisions of this Lease Agreement and the Resolution; and Robert G. Runkle is hereby designated as alternate Project Manager to take any such action or make any such certificate if the same is not taken or made by the Project Manager. In the event that said persons, or any successor appointed under the provisions of this Section, should be removed by agreement of the County and the Company or should become unavailable or unable to take any action or make any certificate provided for in this Lease Agreement, another Project Manager or alternate Project Manager shall thereupon be appointed by the Company. If the Company fails to make such designation within 15 days following the date when the then incumbent becomes unavailable or unable to take any of the said actions, the County may then appoint as a successor any licensed architect or engineer.

                                   ARTICLE II

                  DURATION OF LEASE TERM AND RENTAL PROVISIONS

            SECTION 2.1. Duration of Lease Term. This Lease Agreement shall become effective upon its delivery and shall continue in full force and effect, unless terminated or renewed as hereinafter provided, until February 1, 1999. The County shall deliver to the Company sole and exclusive possession of the Project upon the completion of the Project (as stated in a certificate of the Project Manager filed with the Company, the County and the Trustee pursuant to
Section 404 of the Resolution), and the Company shall accept possession thereof at such time, provided that the Company shall be permitted such possession of the Project prior to such date for delivery of sole and exclusive possession as shall not interfere with the acquisition or construction of the Project.

            The Company intends upon completion of the Project and thereafter during the Lease Term to use and occupy the Project principally as an industrial plant, as determined from time to time by the Company. The failure to use and occupy the Project as aforesaid shall in no way abate or reduce the rent payable by the Company to the County under the provisions of this Lease Agreement and shall not be deemed a breach of this Lease Agreement in any respect.

            SECTION 2.2. Rental Provisions: Assignment of Rent. The Company covenants to make semiannual rental payments which the County agrees shall be paid by the Company directly to the Trustee.

Such semiannual rental shall be paid during the Lease Term not later than three
(3) business days prior to each interest payment date for the Bonds commencing August 1, 1974. The amount of each such rental payment shall be a sum, which when added to any moneys then on deposit in the Bond Fund, is equal to (i) the interest due on the outstanding Bonds on such interest payment date, and (ii) the principal amount, if any, of the Bonds then outstanding due (otherwise than by call for redemption) on such interest payment date.

            The above semiannual rental shall be set aside and pledged by the County to the payment of the Bonds as provided in the Resolution, and in furtherance of said pledge the County hereby unconditionally assigns such rental payments to the Trustee for deposit in the Bond Fund in accordance with the Resolution. In addition to the rental payments under this Lease Agreement, the Bond Fund shall also receive for deposit therein in accordance with the Resolution such other amounts as are required by the provisions of this Lease Agreement or of the Resolution to be paid into the Bond Fund. Such payments shall not in any way alter or suspend any obligations of the Company under the terms of this Lease Agreement except to the extent that such payments result in a credit against semiannual rental payments.

            No further rental payments need be made to the County during the Lease Term when and so long as the amount of cash and/or securities on deposit in the Bond Fund is sufficient to satisfy and discharge the Resolution and pay the Bonds as provided in Section 1001 of the Resolution.

            After all of the Bonds have been retired and all interest and applicable premiums, if any, due thereon have been paid or provision for such retirement and payment has been made in accordance with the Resolution, any excess moneys in the Bond Fund from whatever source derived will be paid to the Company as an adjustment of rentals.

            SECTION 2.3. Obligation of Company Unconditional. The obligation of the Company to pay the rent as provided in this Lease Agreement and to make all other payments provided for in this Lease Agreement and to maintain the Project in accordance with Section 3.1 of this Lease Agreement shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the County. The Company will not suspend or discontinue any such payment or terminate this Lease Agreement (other than such termination as is provided for hereunder) for any cause including, without limiting the generality of the foregoing, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title to or the right of temporary use of all or any part of the Project, or any inadequacy of zoning for the purpose for which the Project is to be used, or any illegality, with respect to the Bonds or any portion thereof, or any change in the tax or other laws of the United States, the Commonwealth of Kentucky or any political subdivision of either thereof, or any failure of the County to perform and observe any agreement or covenant, whether express or implied or any duty, liability or obligation arising out of or connected with this Lease Agreement. Notwithstanding the foregoing, the Company may, at its own cost and expense, and in its own name or in the name of the County, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of use and occupancy and other rights hereunder. The provisions of the first and second sentences of this Section shall apply only if and so long as there shall be outstanding and unpaid any principal and interest on the Bonds adequate provision for the payment of which, including the payment of the compensation and expenses of the Trustee as provided in Section 5.3 hereof, shall not have been made. Furthermore, except to the extent provided in the first and second sentences of this Section, nothing contained herein shall be construed to prevent or restrict the Company from asserting any rights which the Company may have against the County under this Lease Agreement or under any provision of law.

            SECTION 2.4. Redemption of Bonds. If the Company is not in default in the payment of rent under Section 2.2 of this Lease Agreement, the County, at the request of the Company, at any time that aggregate moneys in the Bond Fund are sufficient to effect such redemption, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Resolution to effect redemption of all or part of the then outstanding Bonds as may be specified by the Company, on such redemption date as may be specified by the Company.

            SECTION 2.5. Prepayment of Rents. There is expressly reserved to the Company the right, and the Company is authorized, at any time it may choose, to prepay any part of the rents payable under Section 2.2 of the Lease Agreement, and the County agrees that the Trustee may accept such prepayment of rents when the same are tendered by the Company. All rents so prepaid shall be deposited in the Bond Fund and credited to the rental payments specified in Section 2.2 of this Lease Agreement in the order of their due dates, or at the election of the Company shall be used for the redemption or purchase of outstanding Bonds in the manner and to the extent provided in the Resolution.

                                   ARTICLE III

                        MAINTENANCE, TAXES AND INSURANCE

            SECTION 3.1. Maintenance, Alterations and Improvements. During the Lease Term the Company will keep the Project in good operating order and condition, ordinary wear and tear and acts of God excepted, and make all replacements and repairs thereto necessary to insure that the security for the Bonds shall not be impaired. Upon the expiration or termination of this Lease Agreement (unless it shall purchase the Project) the Company will surrender the Project to the County in as good condition as prevailed at the time it was put in full possession thereof, ordinary wear and tear and acts of God excepted. The foregoing agreements in this paragraph are subject to all the other provisions of this Lease Agreement, particularly Sections 3.2, 4.1 and 4.2.

            The company shall have the privilege of remodeling the buildings included in the Project or making improvements or additions thereto or installing fixtures, machinery, equipment and other facilities thereon from time to time as it in its discretion may determine to be desirable for its uses and purposes. The cost thereof shall be paid for by the Company and the same shall be the property of the County subject, however, to the provisions of this Section permitting retention of title in the Company.

            In its use and occupancy of the Project the Company will at all times comply with such zoning, sanitary and safety laws, and with such rules and regulation thereunder, as under applicable law shall be binding upon it, provided, however, the Company shall not be required to comply with any such laws (either statutory or the common law), rules or regulations so long as the Company shall contest in good faith the validity, existence or applicability thereof. The County will reasonably cooperate with the Company in any such contest not involving any law, rule or regulation promulgated by the County. To the extent it may legally do so, the County covenants that it will not impose upon the use and occupancy of the Project by the Company any laws, ordinances, rules or regulations more burdensome or restrictive than those in effect upon the date of execution of this Lease Agreement.

            Upon the filing with the County and the Trustee of a certificate of one of its duly authorized officers, the Company may install machinery, equipment and other personal property (which may be attached or affixed to the Leased Land or the Building) and retain title thereto, and such machinery, equipment and other personal property shall not be deemed a part of the Project. The Company shall have the right at any time and from time to time during the Lease Term to remove or permit to be removed such machinery, equipment or other personal property from the Leased Land and to create or permit to be created any mortgage, encumbrance, lien or charge on, or conditional sale or other title retention agreement with respect to such machinery, equipment or other personal property.

The Company shall at all times keep on file with the County and the Trustee a semiannual report of each item of such machinery, equipment and other personal property installed on or about the Leased Land or the Building to which the Company shell retain title, which report shall be signed by a duly authorized officer of the Company.

            The County hereby waives and surrenders any statutory or common law right to any landlord's lien upon any of the machinery, equipment and other property to which the Company shall retain title and covenants and agrees not to distrain or exercise any similar remedy against any of such property.

            SECTION 3.2. Removal of Property of the Project. The Company shall have the privilege from time to time of removing from the Project any improvements, fixtures, machinery, equipment or facilities constituting a part of the Project and thereby acquiring the property therein, upon the filing of a certificate with the County and the Trustee signed by a duly authorized officer of the Company, describing any property removed pursuant to this Section 3.2, provided, however, that such removal shall not reduce the overall operating efficiency of the Project to materially less than that of the industrial plant and related facilities existing at the time of completion of the Project as evidenced by the certificate required to be filed pursuant to Section 404 of the Resolution.

            SECTION 3.3. Taxes. Assessments and Charges. The County acknowledges that under present law no part of the Project or the leasehold interest therein will be subject to ad valorem taxation by the Commonwealth of Kentucky or any county, municipality or other levying body so long as the same is owned by the County, that material produced by the Project is exempt from County taxation, and that these factors, among others, materially induced the Company to enter into this Lease Agreement. However, the Company will pay all taxes, assessments and utility charges, if any, in connection with the Project which may be lawfully levied, assessed or charged upon the Company or the County or the property covered by this Lease Agreement or upon the rental payments hereunder, when the same shall become due, but only if and to the extent that such taxes, assessments or charges, if any, shall result in a lien or charge upon the Project or the revenue of the County therefrom; provided however, the Company shall not be required to pay any such taxes, assessments or charges so long as the Company shall contest the same, unless by such action the title of the County to any part of the Project shall be materially endangered or the Project or any part thereof shall become subject to loss of forfeiture, in which event such taxes, assessments or charges shall be paid prior to becoming delinquent. The County covenants that, unless otherwise required by law, it will not enact or adopt any laws, ordinances, rules or regulations imposing any ad valorem taxes on the Project or the leasehold interest therein or any taxes on material produced by the Project, and that it will cooperate with the Company in resisting any such taxes if so requested by the Company.

            SECTION 3.4. Insurance. During the Lease Term, the Company shall keep the Project continuously insured against such risks as are customarily insured against by businesses of like size and type, paying, as the same become due and payable all premiums with respect thereto, including but not necessarily limited to:

            (a) Insurance upon a repair and replacement cost value basis (but in no event shall it be less than the cost of paying or redeeming all Bonds from time to time outstanding) determined by a recognized appraiser or insurer selected by the Company, against loss or damage by fire and lightning, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the Commonwealth of Kentucky and

            (b) Insurance against liability for bodily injury including death resulting therefrom, and against liability for damage to property including loss of use thereof, occurring on or in any way related to the Project or any part thereof;

provided, however, that the Company may self-insure against any of the foregoing risks to the extent and in the manner that it is the general practice of the Company to self-insure against such risks

                                   ARTICLE IV

                    PROVISIONS RESPECTING DAMAGE, DESTRUCTION
                                AND CONDEMNATION

            SECTION 4.1. Damage or Destruction. If the Project shall be damaged or either partially or totally destroyed at any time during the Lease Term there shall be no abatement or reduction in the rent payable by the Company under this Lease Agreement.

            SECTION 4.2. Condemnation. If the whole or any part of the Project shall be taken or condemned by a competent authority for any public use or purpose, there shall be on account of such taking or condemnation no abatement or reduction in the rent payable by the Company under this Lease Agreement.

            Any award or compensation for damages recovered on account of any such taking or condemnation, less any expenses including reasonable counsel fees incurred in litigating, arbitrating, compromising or settling any claim arising out of such condemnation, shall be paid to the Company. No compromise of any condemnation proceeding shall be made without the approval of the Company.

                                    ARTICLE V

                              PARTICULAR COVENANTS

            SECTION 5.1. Dissolution, Bankruptcy or Merger of Company. It is understood that the Bonds will be payable as to principal and interest and redemption premiums, if any, out of the revenues and rentals and other amounts payable under this Lease Agreement, and that the purchasers of the funds will necessarily make their purchase in reliance upon the credit and financial condition of the Company. Accordingly the Company agrees that in the event it should dissolve and terminate its corporate existence, or in the event a receiver should be appointed by a court of competent jurisdiction to take charge of the business or assets of the Company, or in the event the Company is adjudicated a bankrupt, whether or not through voluntary proceedings, and such receivership or bankruptcy proceedings are not dismissed within a period of 120 days, or in the event the Company should sell all or substantially all of its assets (exclusive of the stock or assets of any of the Company's subsidiaries, if any), all rentals for the entire remaining Lease Term shall forthwith and automatically become due and payable and the Company shall so notify the Trustee and immediately pay to the Trustee the aggregate amount so payable; provided, however, that this provision shall be inapplicable with respect to any dissolution and termination of the corporate existence of the Company if the same be pursuant to the terms of a sale of all or substantially all of the assets of the Company to another corporation which other corporation shall expressly assume all of the obligations of the Company hereunder, and which other corporation (or such other corporation and its subsidiaries) will have a net worth and net working capital (or consolidated net worth and net working capital) immediately after the acquisition of such assets by such other corporation computed according to generally recognized accounting principles equal to not less than the net worth and net working capital respectively of the Company as of the close of its last fiscal year immediately preceding the date on which this Lease Agreement is executed by the Company as shown by its audited annual statement for such period, or the net worth and net working capital respectively computed according to generally recognized accounting principles as of the close of the Company's fiscal year immediately preceding the acquisition of such assets by such other corporation, whichever are greater respectively. In the event the Company shall merge or consolidate with any other corporation, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company.

            SECTION 5.2. Indemnity. The Company shall at all times protect and hold the County harmless against claims for losses, damage or injury, including death of or injury to the Person or damage to the property of others, arising during the Lease Term upon or about the Project and resulting from the acts or omissions of the Company or the Project Manager or any defect in the Project. The County shall not be liable for any damage or injury to the persons or property of the Company or its officers, agents, servants or employees, or any other person who may be about the Project, due to any act or negligence of any person other than the County, its officers, agents, servants and employees.

            SECTION 5.3. Compensation and Expenses of Trustee. The Company shall, to the extent not paid out of the proceeds of the Bonds as financing expenses, pay reasonable compensation to the Trustee for its services under the Resolution and all actual out-of-pocket expense, including legal fees and expenses, necessarily incurred by the Trustee in performing its duties thereunder, including but not limited to expenses incurred in purchasing any Bonds or making any investments in accordance with the Resolution. The Company shall also pay the reasonable compensation and out-of-pocket expenses of the Trustee as paying agent for the Bonds. Upon the termination of this Lease Agreement, whether due to exercise by the Company of its options to purchase the Project or otherwise, the Company will pay or make provision for payment of the compensation and all out-of-pocket expenses then due, and thereafter to become due of the Trustee.

            SECTION 5.4. Retention of Title to Project; Grant of Easements; Release of Certain Land. The County shall not sell, assign, encumber, convey or otherwise dispose of the Project or any part thereof during the Lease Term without the prior written consent of the Company. The County will, however, grant such railroad, utility and other similar easements over, across, or under, the Leased Land as the Company may from time to time request by a written instrument signed by an officer of the Company, provided that such easements shall not adversely affect the operation of the Project. The County shall also permit at the request of the Company any utility and other similar facilities serving the Project and owned or leased by the Company to be tied into or connected with utility and similar facilities serving such real property adjacent to or near the Project, provided that such tie-in or connection shall not adversely affect the operation of the Project and shall be so effected so as to enable prompt disconnection at minimum expense.

            Notwithstanding any other provision of this Lease Agreement, the Company may from time to time request in writing (signed by an officer of the Company) to the County the release of and removal from this Lease Agreement and the leasehold estate created hereby of any unimproved part of the Leased Land (on which neither the Leased Equipment nor the Building are situated). Upon any such request by the Company, immediately by virtue of such request and without any further act of any one, that portions of the Leased Land so specified shall be released from any of the security for the Bond, and the County shall execute a deed to such land so specified, conveying the title thereto in fee simple to the Company or such person as the Company may designate. No conveyance or release effected under the provisions of this Section shall entitle the Company to any abatement or diminution of the rents payable under Section 2.2 hereof.

            SECTION 5.5. County's Authority; Covenant of Quiet Enjoyment. The County covenants and agrees that it has full right and lawful authority to enter into this Lease Agreement for the full Lease Term, including the extension thereof referred to herein and to grant the options to purchase herein contained, and that so long as the Company shall pay the rent and all other sums payable by it under the Lease Agreement and shall duly observe all the covenants, stipulations and agreements herein contained obligatory upon it, the Company shall have, hold and enjoy, during the Lease Term hereof, including any renewal thereof, peaceful, quiet and undisputed possession of the Project, and the County shall from time to time take all necessary action to that end.

                                   ARTICLE VI

                                    REMEDIES

            SECTION 6.1. Default by Company. It is agreed that if the Company shall fail to pay any semiannual rental payment when the same becomes due and payable, or if the Company shall default in the performance of any other of the terms, provision, covenants or conditions on its part to be performed, kept or observed, under this Lease Agreement, then and in any such event the County, but only with the written consent of the Trustee (which consent shall not be unreasonably withheld), may at any time thereafter elect to terminate this Lease Agreement and recover possession of the Project, in the case of such failure to pay rent, by giving 30 days' written notice to the Company specifying such failure and such election to terminate and recover possession or, in the case of such other default by giving 120 days' written notice to the Company specifying such default and such election to terminate and recover possession; and upon the expiration of 30 days or l20 days, as the case may be, from the receipt by the Company of such notice, this Lease Agreement and all of the estate, right, title and interest herein, granted to or vested in the Company shall cease and terminate unless within such period all accrued unpaid rentals (exclusive of any such rentals accrued solely by virtue of acceleration of the due date of the Bonds as provided in Section 701 of the Resolution), together with interest thereon at the rate of 8% per annum, shall have been paid or any such default shall have been fully cured except in the event that the curing of such default takes more than 120 days and the Company is proceeding diligently to cure the default. No such termination of this Lease Agreement shall relieve the Company of its liability and obligations hereunder and such liability and obligations shall survive any such termination

            In the event that the Company fails to make any semiannual rental payment required in Section 2.2 hereof, the installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company will pay the same with interest thereon at the rate of 8% per annum until paid.

            Notwithstanding the foregoing, unless and until the County, pursuant to Section 6.2 hereof, shall have entered into a firm bilateral agreement for the reletting of the Project for a period of at least one year--

            (a) the Company may, at the time, pay all accrued unpaid rentals (exclusive of any such rentals accrued solely by virtue of acceleration of the due date of the Bonds as provided in Section 701 of the Resolution), together with Interest thereon at the rate of 8% per annum, and fully cure all defaults; and

            (b) in such event this Lease Agreement shall be fully reinstated, as if it had never been terminated, and the Company shall be accordingly restored to the use, occupancy and possession of the Project.

            SECTION 6.2. Re-Letting of Project. If the right of the Company to the use, occupancy and possession of the Project shall be terminated in any way, the County will use its best efforts to relet the same or any part thereof for the account and benefit of the Company for such rental terms to such persons, firms or corporations and for such period or periods as may be fixed and determined by the County after notice to and approval by the Trustee, but the County shall not unreasonably refuse to accept or receive any suitable occupant or tenant offered by the Company. The County and the Trustee shall not otherwise be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Company, and if a sufficient sum shall not be received from any reletting to satisfy the rental payments hereby agreed to be made by the Company, after paying the expenses to reletting and collection, then the Company hereby agrees to pay and satisfy any such deficiency if, as and when the same exists, provided, however, any excess rentals from any such reletting shall be credited to pay rental due or to become due by the Company.

            SECTION 6.3. Remedies Cumulative. The rights and remedies of the County under this Lease Agreement shall be cumulative and shall not exclude any other rights and remedies of the County allowed by law with respect to any default under this Lease Agreement.

Failure by the County to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Company hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandamus or other appropriate legal remedy at strict compliance by the Company with all of the covenants and conditions hereof, or of the right to exercise any such right or remedies, if such default by the Company be continued or repeated, or of the right to recover possession of the Project by reason thereof. Nothing in this Section 6.3 shall be deemed to restrict the right of the Company to reinstate this Lease Agreement as provided in Section 6.1.

                                   ARTICLE VII

                                     OPTIONS

            SECTION 7.1. Option to Purchase. At any time after the date of commencement of the Lease Term the Company shall have the option to purchase the Project.

            The purchase price payable if the Company exercises its option to purchase the Project under the provisions of this Section shall be deposited in the Bond Fund and shall be the full amount of money which will be necessary when added to the amount then in the Bond Fund and, if the Project shall not then have been completed, the unencumbered balance in the Construction Fund under the Resolution to retire and redeem all the Bonds at the earliest possible date (including, without limitation, principal, interest and applicable premium, if any), but in no event less than $1.00.

            Sixty days' written notice of the exercise of such option to purchase as aforesaid must be given by the Company to the County in writing, accompanied by assurances in form satisfactory to the Trustee, that such purchase will be made.

            SECTION 7.2. Conveyance on Exercise of Option to Purchase. At the closing of any purchase of the Project pursuant to Section 7.1 or 7.3 hereof, the County will, upon payment of the purchase price, deliver documents conveying to the Company good and marketable title to the property being purchased, as such property then exists, and all and every the rights, alleys, ways, waters, privileges, appurtenances and advantages to the same belonging or anywise appertaining subject to the following: (i) any liens, easements and encumbrances to which title to said property was subject when conveyed to the County; (ii) any liens, easements and encumbrances created at the request of the Company or to the creation of suffering of which the Company consented in writing; (iii) any liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Lease Agreement;
(iv) any liens for taxes or easesments not then delinquent.

            SECTION 7.3. Option to Renew. If the Company is not then in default hereunder, it shall have the option to renew this Lease Agreement for a period of 25 years from February 1, 1999, which option shall be conclusively deemed to have been exercised by the Company unless at least 60 days prior to the then termination date of this Lease Agreement, the Company by a written instrument executed by a duly authorized officer shall have notified the County that it has irrevocably elected to exercise such renewal option. The cash rental payable by the Company during such rental term shall be the sum of $1,333 per month, but otherwise all the terms and conditions contained herein to the extent applicable shall apply during such renewal term; provided that at any time during such renewal term the Company shall have the option to purchase the project at a price of $1.00.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.1. Resolution; Amendment. Moneys received from the sale of the Bonds and all rentals paid by the Company and all other moneys received by the County or the Trustee in connection with the Project shall be applied solely and exclusively in the manner and for the purposes expressed and specified in the Resolution and in the Bonds and as provided in this Lease Agreement. The Company shall have and may exercise all the rights, powers and authority stated to be in the Company in the Resolution and in the Bonds, and the Resolution and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority so stated to be in the Company or otherwise adversely affects the Company without the consent of the Company.

            SECTION 8.2. Force Majeure. If by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Lease Agreement, then except as otherwise expressly provided in this Lease Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice, other than the obligation of the Company to make the rental payments required under the terms hereof, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such party shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "force majeure", as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States or the Commonwealth of Kentucky or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other cause not reasonably within the control of the party claiming such liability. It is understood and agreed that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled and could have been settled by acceding to the demands of the opposing person or persons.

            SECTION 8.3. Assignment or Sublet. The Company may assign or transfer this Lease Agreement or sublet the whole or any part of the Project without the consent of the County provided that the Company shall nevertheless remain primarily liable to the County for the payment of all rent and for the full performance of all of the covenants and conditions of this Lease Agreement.

            SECTION 8.4. Benefit of and Enforcement by Bondholders. The County and the Company agree that this Lease Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly all covenants and agreements on the part of the County and the Company as set forth in this Lease Agreement are hereby declared to be for the benefit of the holders from time to time of the Bonds and may be enforced on behalf of the Bondholders by the Trustee or by the holders of at least 25% of the principal amount of all the Bonds then outstanding or their duly authorized representative.

            SECTION 8.5. Amendments. Except as provided in Section 5.4 hereof, with respect to the release of an unimproved part of the Project, this Lease Agreement may be amended only with the concurring written consent of the Trustee given in accordance with the provisions of the Resolution.

            SECTION 8.6. Notices. All notices hereunder shall be sufficient if sent by United States registered or certified mail, postage prepaid, addressed, if to the County, to the Fiscal Court of Henderson County, County Court House, Henderson, Kentucky, and if to the Company, to The Firestone Tire & Rubber Company, 1200 Firestone Parkway, Akron, Ohio, attention the Secretary. The County and the Company may, by like notice, designate any further or different addresses to which subsequent notices shall be sent.

            SECTION 8.7. Prior Agreements Superseded. This Lease Agreement shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Company and the Company relating to the Project.

            SECTION 8.8. Severability. If any clause, provision or Section of this Lease Agreement be ruled invalid by any court of competent jurisdiction, the validity of such clause, provision or Section shall not affect any of the remaining provisions hereof.

            SECTION 8.9. Effective Date of Lease Agreement; Counterparts. This Lease Agreement shall become effective upon its delivery. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            SECTION 8.10. Recording. This Lease Agreement and every assignment and modification hereof shall be recorded in the office of the Henderson County Court Clerk, Henderson, Kentucky, or in any such other office as may be at the time provided by law as the proper place for the recordation thereof.

            SECTION 8.11. Members Not Personally Liable. No official or member of the County shall be personally liable on this Lease Agreement.

            SECTION 8.12. Kentucky Law Governs. This Lease Agreement shall be considered to have been executed in the Commonwealth of Kentucky and it is the intention of the parties that the substantive law of said Commonwealth shall govern all questions or interpretations, validity and effect.

            IN WITNESS WHEREOF, the County has caused its corporate name to be hereunto subscribed by its duly authorized County Judge, and attested under its corporate seal by its Clerk, and the Company has caused its corporate name to be subscribed hereto by a duly authorized officer and, attested under its corporate seal by its Secretary or an Assistant Secretary, pursuant to a resolution duly adopted by its Board of Directors or its Executive Committee, all being done as of the year and day first above written.


                                          FISCAL COURT OF HENDERSON COUNTY


                                          By /s/ [ILLEGIBLE]

                                             County Judge

[Seal of County]

Attest:


/s/ Mildred M. Howard

Clerk

                                          THE FIRESTONE TIRE & RUBBER COMPANY

[Seal of Company]

                                          By /s/ R.P. Beasley

                                             (Title of Officer)
                                             -----------------------------------
                                             Executive Vice President
Attest:


/s/ [ILLEGIBLE]

(Title of Officer)

Assistant Secretary

                            ACKNOWLEDGMENT OF LESSOR

STATE OF KENTUCKY   )
                    : ss.:
COUNTY OF HENDERSON )

            I hereby certify that on this day the foregoing instrument of writing by and between the Fiscal Court of Henderson County, Kentucky and The Firestone Tire & Rubber Company, an Ohio corporation, was produced to me in my County, and acknowledged before me by A. G. Pritchett, County Judge of said Fiscal Court, party thereto, to be the act and deed of said Fiscal Court, by him as its County Judge, thereunto duly authorized, and the Corporate Seal of said County as affixed to said instrument was attested and proven before me by Mildred Howard as its Clerk.

            Given under my hand and Seal of Office this 25th day of February, 1974.


[SEAL]

                                                     /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                      Notary Public

                                          Notary Public, Kentucky State-at-Large
                                            My Commission Expires Aug. 26, 1974

                            ACKNOWLEDGMENT OF LESSEE

STATE OF OHIO    )
                 : ss.:
COUNTY OF SUMMIT )

            I hereby certify, that on this 22nd day of February, 1974, before me, the subscriber, a Notary Public of the State of Ohio, personally appeared R.P. Beasley, of The Firestone Tire & Rubber Company, and that he as such Executive Vice President, being authorized so to do, executed the foregoing Lease Agreement in the name of said corporation for the purposes therein contained, and acknowledged said Agreement to be the act of said body corporate.

            In Testimony Whereof, I have hereunto set my hand and notarial seal.


(Seal)

                                                     /s/ M. Ann Gosnell
                                             ----------------------------------
                                                        Notary Public

                                                        M. ANN GOSNELL
                                             Notary Public, Summit County, Ohio
                                             My Commission Expires Nov. 18, 1976

This Instrument Prepared by


/s/ [ILLEGIBLE]
----------------------------------------
of MUDGE ROSE GUTHRIE & ALEXANDER
20 Broad Street
New York, New York

                                    EXHIBIT A

                            DESCRIPTION OF LEASELAND

            All that certain tract or parcel of land, together with the improvements thereon, situate in Henderson County, Kentucky, and more particularly described as follows:

            Beginning at station 12-A a right of way fence and post on the west side of the Pennyrile Parkway being approximately 120 feet west of the centerline of the Parkway and also being in the north right of way line of Adams Lane and being approximately 160 feet from the centerline of Adams Lane; thence leaving the Pennyrile Parkway with the north right of way line of Adams Lane, the following cources and distances: thence S 87(degrees) 32' W 25.37 feet to station 12-C being a highway right of way concrete monument; thence S 83(degrees) 15' W 207.94 feet to station 13-A being a highway right of way concrete monument; thence N 81(degrees) 13' W 84.40 feet to station 13-B; thence S 86(degrees) 55' W 191.31 feet to station 14-X; thence S 78(degrees) 54' W
227.12 feet to station 14-A a highway right of way concrete monument; thence S 82(degrees) 41' W 150.00 feet to station 15-A; thence S 06(degrees) 01' E 10.68 feet to station 14-B; thence S 82(degrees) 49' W 678.15 feet to station 16-A a fence corner post in the north right of way line of Adams Lane and being the southeast corner of Harry Frields, thence leaving Adams Lane along the property line fence with first Harry Frields then James Rickard, then Harry Felty, then Katie Hudson, and then Drura Scott N 04(degrees) 02' W 2,103.55 feet to station 17-A in the line of an area zoned residential, formerly the old Clore estate; thence with the residential zoning line and Firestone Steel Products, formerly the old Clore estate, N 81(degrees) 14' E 1,023.70 feet to station 4-X in the west right of way fence of the Audubon Parkway interchange ramp with the Pennyrile Parkway: thence with the ontrace ramp to the Audubon Parkway along the right of way fence S 01(degrees) 41' E 135.42 feet to station 36-A, thence along a chord of the right of way fence curving to the left S 31(degrees) 32' E 428.37 feet to station #7; thence along another chord of the right of way fence curving to the left S 64(degrees) 59' E 577.l4 feet to station 7-X in the right of way fence; thence along the remnants of the old property line fence being approximately 5.0 feet west of the existing highway right of way fence S 09(degrees) 37' E 177.01 feet to station 8-X in the existing right of way fence; thence along the existing west right of way fence of the Pennyrile Parkway, the following courses and distances:

            thence S 05(degrees) 16' W 121.49 feet to station 9-A;

            thence S 09(degrees) 04' W 200.43 feet to station 10-A;

            thence S 08(degrees) 11' W 196.47 feet to station l0-B;

            thence S 05(degrees) 12' W 104.39 feet to station 10-C;

            thence S 14(degrees) 25' W 105.75 feet to station ll-A;

            thence S 00(degrees) 58' W 158.08 feet to station 11-D;

            thence S 02(degrees) 23' E 217.96 feet to station 11-H;

            thence S 05(degrees) 06' E 58.80 feet to the beginning,

containing 71.216 acres, as surveyed by Donan Engineering, Incorporated, on January 16, 1974.

            The above described tract is that portion of Firestone Steel Products plant property, which lies within that area zoned as Industrial Property by the Henderson County Planning and Zoning Commission.

STATE OF KENTUCKY
                  Sct.
HENDERSON COUNTY

      I. MILDRED M. HOWARD, Clerk of the Henderson County Court, certify that the foregoing lease agreement was this day at 9:12 o'clock A.M. lodged in my office for record, and that I have recorded it, the foregoing and this certificate in my said office.

      Given under my hand this 26th day of February 1974

                                                    MILDRED M. HOWARD, Clerk


                                                    By /s/ [ILLEGIBLE] D.C.